Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-122826) on Form S-4 of Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC of our report dated April 29, 2005 relating to the combined financial statements of the Resin Business of the Bakelite Group, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Cologne, December 23, 2005

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/S/ HANS-PETER KREIBICH Hans-Peter Kreibich Wirtschaftsprufer [German Public Accountant]	/s/ Klaus Mosco ppa Klaus Mosko Wirtschaftsprufer [German Public Accountant]